UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Kayne Anderson MLP Investment Company
                   -------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

Maryland                                    56-2474626
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(State of Incorporation or                  (I.R.S. Employer Identification No.)
Organization)

1800 Avenue of the Stars,
Second Floor
Los Angeles, California                     90067
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(Address of Principal                       (Zip Code)
  Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so                Name of each exchange on which each
registered:                                 class is to be registered:

Common Stock, $0.001 par value per share    New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [_]

Securities Act registration statement file number pursuant to which
this form relates:         333-116479
                          -------------

Securities to be registered pursuant to Section 12(g) of the Act:  None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Incorporated by reference herein is the section entitled "Description of Capital Stock" contained in the Registrant's Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on June 15, 2004 (Securities Act File No. 333-116479 and Investment Company Act File No. 811-21593), as amended on August 13, 2004, and as subsequently amended.

Item 2.   EXHIBITS.

               None.

                                    SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:     /s/ David Shladovsky
        ------------------------------
Name:   David Shladovsky
Title:  Corporate Secretary
Date:   August 8, 2004